MOS ACQUISITION, LLC

SECURED PROMISSORY NOTE

$1,000,000 July 30, 2010

FOR VALUE RECEIVED, the undersigned, MOS Acquisition, LLC, a Florida limited liability company (“Maker”), hereby promises to pay to the order of Medical Office Software, Inc., a Florida corporation, or its successors or assigns (“Payee”), the principal sum of One Million and No/100 Dollars ($1,000,000), together with interest on the unpaid principal balance outstanding from time to time as described below.  All payments on this Secured Promissory Note (this “Note”) shall be due and payable in lawful money of the United States of America.

1. Principal Payments.  Subject to the other provisions of this Note, the principal of this Note shall be due and payable as follows: (A) $100,000 payable on August 2, 2010 and (B) $900,000 payable on September 30, 2010 (the “Final Payment”); provided, however if the Final Payment is made on or before August 31, 2010, then the amount of the Final Payment shall be $800,000 and the total principal of this Note shall be reduced to $900,000.

2. Interest Payments.  Maker agrees to pay interest on the outstanding principal of this Note hereof from the date hereof until payment in full, which interest shall be payable at the rate of six percent (6.00%) per annum; provided, however, that upon the occurrence of an Event of Default (as defined below), then to the extent permitted by law, Maker will pay interest to the Payee, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until payment in full at the rate of ten percent (10%) per annum. Accrued but unpaid interest on this Note shall be due and payable at the time of the Final Payment. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

3. Prepayments.  The unpaid principal balance of this Note or any accrued but unpaid interest thereon may be prepaid in whole or in part at any time by Maker.  Any such prepayment shall be applied first to accrued but unpaid interest on this Note, and thereafter to the outstanding principal balance of this Note.

4. Method of Payment.  All payments made under this Note, whether of principal or interest, shall be made by Maker to the holder hereof on the date specified or provided herein and shall be delivered by means of a wire transfer of immediately available funds to an account specified by Payee.  Whenever payment hereunder shall be due on a day which is not a Business Day (as hereinafter defined), the date for payment thereof shall be extended to the next succeeding Business Day.  If the date for any payment is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.  As used herein, “Business Day” means every day which is not a Saturday, Sunday or legal holiday.

5. Security.  The payment of the principal of, and interest on, this Note, as well as other amounts that may become due and payable under this Note, is secured by a security interest in the Purchased Assets (as defined in that certain Asset Purchase Agreement, of even date herewith, by and among Maker, Payee and VHGI Holdings, Inc. (the “Asset Purchase Agreement”) as provided in the  Asset Purchase Agreement.

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6. Events of Default.  The following shall constitute events of default (“Events of Default”) hereunder:

(a) failure of Maker to make any payment on this Note as and when the same becomes due and payable in accordance with the terms hereof; provided that with respect to the payment due on September 30, 2010, Maker has not cured such default within two (2) Business Days after receiving written notice of default thereof from Payee, which written notice shall be addressed to Robert Lyle Thompson;

(b) failure of Maker to perform any other covenant contained herein;

(c) a breach of Section 8.7 of the Asset Purchase Agreement;

(d) if Maker makes an assignment for the benefit of creditors, or petitions or applies for the appointment of a liquidator, receiver or custodian (or similar official) of it or of any substantial part of its assets, or if Maker commences any proceeding or case relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, or takes any action to authorize any of the foregoing; or

(e) if any petition or application of the type described in subparagraph (c) immediately above is filed or if any such proceeding or case described in subparagraph (c) is commenced against Maker and is not dismissed within fifteen (15) days, or if Maker indicates its approval thereof, consents thereto or acquiesces therein, or if an order is entered appointing any such liquidator or receiver or custodian (or similar official), or adjudicating Maker bankrupt or insolvent, or approving a petition in any such proceeding, or if a decree or order for relief is entered in respect of Maker in an involuntary case under the Bankruptcy Code or any other bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction.

In the event any one or more of the Events of Default specified above occurs, the Bill of Sale attached hereto as Exhibit A (the “Springing Bill of Sale”) and the Domain Name Assignment attached hereto as Exhibit B (the “Springing Domain Name Assignment”) shall automatically and without any further actions on the part of Maker or Payee become effective and shall automatically vest in Payee the ownership and title in the Purchased Assets; and the holder of this Note may (i) proceed to protect and enforce its rights either by suit in equity or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note, the Springing Bill of Sale and in the Springing Domain Name Assignment, or in aid of the exercise of any power or right granted by this Note, the Springing Bill of Sale and/or the Springing Domain Name Assignment, or (iii) enforce any other legal or equitable right of the holder of this Note (including, without limitation, the Uniform Commercial Code).  Payee hereby agrees to hold the Springing Bill of Sale and the Springing Domain Assignment and not take any action with respect thereto until an Event of Default occurs.

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7. Delay or Omission Not Waiver.  No delay or omission on the part of the holder of this Note in the exercise of any power, remedy or right under this Note, or under any other instrument executed pursuant hereto, shall operate as a waiver thereof, nor shall a single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other right or power hereunder.

8. Waiver.  Any term, covenant, agreement or condition of this Note may, only with the written consent of Maker and Payee, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), altered, modified or amended.

9. Attorneys’ Fees and Costs.  In the event an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all reasonable costs of collection, including, but not limited to, reasonable attorneys’ fees and court costs incurred by Agent on account of such collection, whether or not suit is filed.

10. Successors and Assigns.  All of the covenants, stipulations, promises and agreements in this Note made by Maker and Payee (by virtue of its acceptance of this Note) shall bind its successors and assigns, whether so expressed or not.

11. Maximum Lawful Rate.  It is the intent of the Maker and the holder of this Note to conform to and contract in strict compliance with applicable usury law from time to time in effect.  In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the rate of interest taken, reserved, contacted for, charged or received under this Note exceed the highest lawful interest rate permitted under applicable law.  If the holder of this Note shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the highest lawful interest rate permitted under applicable law, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on this Note in the inverse order of its maturity and not to the payment of interest, or refunded to Maker or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal.  All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of this Note so that the amount of interest on account of such obligation does not exceed the maximum permitted by applicable law.  As used in this Section, the term “applicable law” shall mean the laws of the State of Georgia or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

12. Governing Law.  This Note shall be governed by, and construed and enforced in accordance with, the substantive laws (but not the rules governing conflicts of laws) of the State of Texas.

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13. Notice.  Any notice or demand given hereunder shall be deemed to have been given and received (i) when actually received by the receiving party, if delivered in person, by e-mail transmission or by facsimile transmission (as evidenced by confirmation) or by overnight courier service, or (ii) if mailed, on the earlier of the date actually received or (whether ever received or not) three Business Days after a letter containing such notice, certified or registered, with postage prepaid, addressed to the receiving party, is deposited in the United States mail.

14. Severability.  In case any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

EXECUTED as of the date set forth above.

MOS ACQUISITION, LLC,

By: SILK INFORMATION SYSTEMS, INC.
its Manager

By:s/Robert Lyle Thompson
Robert Lyle Thompson,
President and CEO

This Note is executed by Medical Office Software, Inc. solely to acknowledge its obligation set forth in the last sentence of Paragraph 6

MEDICAL OFFICE SOFTWARE, INC.

By: s/Scott A. Haire
Scott A. Haire,
Chief Executive Officer

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EXHIBIT A

Springing Bill of Sale

BILL OF SALE

This Bill of Sale (“Bill of Sale”), dated as of July 30, 2010, is made by MOS Acquisition, LLC, a Florida limited liability company (the “Transferor”), in favor of, and for the benefit of, Medical Office Software, Inc., a Florida corporation (the “Transferee”). All capitalized terms used without definition herein shall have the meaning specified in the Asset Purchase Agreement (as defined below).

WHEREAS, Transferee, Transferor and VHGI Holdings, Inc., a Delaware corporation, are parties to an Asset Purchase Agreement dated July 30, 2010 (the “Asset Purchase Agreement”); and

WHEREAS, pursuant to the Asset Purchase Agreement, Transferee sold the Purchased Assets to Transferor; and

WHEREAS, pursuant to the Asset Purchase Agreement part of the consideration paid by Transferor to Transferee for the Purchased Assets was the issuance of the Promissory Note; and

WHEREAS, pursuant to the Promissory Note if an Event of Default (as defined in the Promissory Note) occurs, then this Bill of Sale shall automatically and without any further actions on the part of Transferee or Transferor become effective and shall automatically vest in Transferee the ownership and title in the Purchased Assets; and

WHEREAS, an Event of Default (as defined in the Promissory Note) has occurred;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferor does hereby sell, transfer, assign, convey and deliver unto Transferee all of Transferor’s right, title and interest in and to all of the Purchased Assets free and clear of all liabilities (fixed or contingent), obligations, security interests, liens, claims or encumbrances (collectively, “Encumbrances”) other than the Permitted Encumbrances that existed as of the date of Closing and Assumed Liabilities assumed by Transferor at Closing and hereby.

TO HAVE AND TO HOLD the Purchased Assets unto Transferee, its successors and assigns, to and for its or their use forever.

Transferor has not executed any prior bill of sale, assignment, or other conveyance to any other party of all or any portion of the property conveyed hereby which is still in effect as of the date hereof.

From time to time at the request of Transferee, Transferor shall, without further consideration, execute and deliver to Transferee such instruments of conveyance, transfer, assignment and confirmation and take such other action and/or authorize Transferee to take such action, as Transferee may reasonably request in order for Transferee to obtain the full benefit of the transfer of the Purchased Assets from Transferor to Transferee.

All of the terms and provisions of this Bill of Sale shall be binding upon each party hereto and their respective successors and assigns, and shall inure to the benefit of each other party and its successors and assigns. This Bill of Sale cannot be amended, modified or terminated without the prior written consent of Transferor; provided, however, Transferee may fill in the date of this Bill of Sale upon the occurrence of an Event of Default under the Promissory Note.

This Bill of Sale is a contract made under and shall be governed by and construed in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF, Transferee has duly executed this Bill of Sale on the day and year first above written.

MOS ACQUISITION, LLC,

By:	SILK INFORMATION SYSTEMS, INC.
its Manager

By:	/s/ Robert Lyle Thompson
Robert Lyle Thompson,

BILL OF SALE

This Bill of Sale (this “Bill of Sale”), dated as of July 30, 2010, is made by MOS Acquisition, LLC, a Florida limited liability company (the “Purchaser”), in favor of, and for the benefit of, Medical Office Software, Inc., a Florida corporation (the “Seller”). All capitalized terms used without definition herein shall have the meaning specified in the Asset Purchase Agreement (as defined below).

WHEREAS, Seller, Purchaser and VHGI Holdings, Inc., a Delaware corporation, are parties to an Asset Purchase Agreement of even date herewith (the “Asset Purchase Agreement”); and

WHEREAS, pursuant to the Asset Purchase Agreement, Seller is required to sell to Purchaser the Purchased Assets free and clear of all liabilities (fixed or contingent), obligations, security interests, liens, claims or encumbrances (collectively, “Encumbrances”) other than the Permitted Encumbrances and Assumed Liabilities; and

WHEREAS, by this Bill of Sale Seller desires to sell, transfer, assign, convey and deliver to Purchaser the Purchased Assets, free and clear of all Encumbrances other than the Permitted Encumbrances and Assumed Liabilities;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby sell, transfer, assign, convey and deliver unto Purchaser all of Seller’s right, title and interest in and to all of the Purchased Assets free and clear of all Encumbrances other than the Permitted Encumbrances and Assumed Liabilities.  It is expressly understood that this instrument is intended solely to restate, and not in any manner to amend, modify, enlarge or limit any warranties or agreements contained in, the Asset Purchase Agreement and each of the covenants, agreements, representations and warranties, and indemnities contained therein with respect to the Purchased Assets is hereby incorporated by reference as if set forth herein in full.

TO HAVE AND TO HOLD the Purchased Assets unto Purchaser, its successors and assigns, to and for its or their use forever.

Seller has not executed any prior bill of sale, assignment, or other conveyance to any other party of all or any portion of the property conveyed hereby which is still in effect as of the date hereof.

From time to time at the request of Purchaser, Seller shall, without further consideration, execute and deliver to Purchaser such instruments of conveyance, transfer, assignment and confirmation and take such other action and/or authorize Purchaser to take such action, as Purchaser may reasonably request in order for Purchaser to obtain the full benefit of the transfer of the Purchased Assets from Seller to Purchaser.

All of the terms and provisions of this Bill of Sale shall be binding upon each party hereto and their respective successors and assigns, and shall inure to the benefit of each other party and its successors and assigns. This Bill of Sale cannot be amended, modified or terminated without the prior written consent of Purchaser.

This Bill of Sale is a contract made under and shall be governed by and construed in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale on the day and year first above written.

MEDICAL OFFICE SOFTWARE, INC.

By:	/s/ Scott A. Haire
Scott A. Haire,
Chief Executive Officer

EXHIBIT B

Springing Domain Name Assignment

DOMAIN NAME ASSIGNMENT

THIS DOMAIN NAME ASSIGNMENT (“Assignment”) is made and entered into this ____30th____ day of ___July, 2010 (the “Effective Date”), by and among MOS Acquisition, LLC, a Florida limited liability company (“Seller”) and Medical Office Software, Inc., a Florida corporation (“Purchaser”).

For and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree:

Section 1  Transfer. Seller, effective as of the Effective Date, hereby transfers, assigns, conveys, and sets over to Purchaser all of its right, title, and interest in and to the Domain Names.  Promptly after the request of Purchaser, Seller agrees, with out further consideration, to execute a separate Assignment form, as required by Network Solutions, Inc. or any other applicable domain name registrar, assigning the Domain Names to Purchaser and to take any and all reasonable actions necessary to complete the formal transfer of the registration of the Domain Names to Purchaser.  Seller agrees to cease all use of the Domain Names within 10 business days of the execution of this Agreement.

Section 2    Power of Attorney.  Seller hereby makes, constitutes, and appoints Purchaser, its successors or assigns, the true and lawful attorney of Seller with full power of substitution, for the benefit and at the expense of Purchaser:  (a) to execute such assignment forms, as required by Network Solutions, Inc. or any other applicable domain name registrar, assigning the Domain Names to Purchaser , and (b) to take all action which Purchaser may deem proper in order to provide Purchaser with the full benefit of the Domain Names.  Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by Seller in any manner or for any reason.

IN WITNESS WHEREOF, Seller has executed this Domain Name Assignment on the date first above written.

MOS ACQUISITION, LLC,

By:	SILK Information Systems, Inc.,
its Manager

By:	/s/ Robert Lyle Thompson
Robert Lyle Thompson,
President and CEO

DOMAIN NAME ASSIGNMENT

THIS DOMAIN NAME ASSIGNMENT (“Assignment”) is made and entered into this 30th day of July, 2010 (the “Effective Date”), by and among Medical Office Software, Inc., a Florida corporation (“Seller”) and MOS Acquisition, LLC, a Florida limited liability company (“Purchaser”).

Background

Seller has registered the Internet domain names “MOSONLINE.COM” and “MEDICALOFFICESOFTWARE.COM” (collectively, the “Domain Names”).  Seller, Purchaser and VHGI Holdings, Inc. have entered into an Asset Purchase Agreement dated July 30th, 2010 (the “Asset Purchase Agreement”) pursuant to which Purchaser has agreed to purchase the assets of Seller specified therein.  Pursuant to the terms of the Asset Purchase Agreement, Seller has agreed to assign all of its right, title, and interest in the Domain Names to Purchaser.  Seller and Purchaser are entering into this Assignment to effect the assignment to Purchaser of all of Seller’s right, title, and interest in the Domain Names.

Agreement

For and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree:

Section 1   Transfer. Seller, effective as of the Effective Date, hereby transfers, assigns, conveys, and sets over to Purchaser all of its right, title, and interest in and to the Domain Names.  Promptly after the request of Purchaser, Seller agrees, with out further consideration, to execute a separate Assignment form, as required by Network Solutions, Inc. or any other applicable domain name registrar, assigning the Domain Names to Purchaser and to take any and all reasonable actions necessary to complete the formal transfer of the registration of the Domain Names to Purchaser.  Seller agrees to cease all use of the Domain Names within 10 business days of the execution of this Agreement.

Section 2 Power of Attorney.  Seller hereby makes, constitutes, and appoints Purchaser, its successors or assigns, the true and lawful attorney of Seller with full power of substitution, for the benefit and at the expense of Purchaser:  (a) to execute such assignment forms, as required by Network Solutions, Inc. or any other applicable domain name registrar, assigning the Domain Names to Purchaser , and (b) to take all action which Purchaser may deem proper in order to provide Purchaser with the full benefit of the Domain Names.  Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by Seller in any manner or for any reason.

IN WITNESS WHEREOF, Seller has executed this Domain Name Assignment on the date first above written.

Medical Office Software, Inc.

By:	/s/Scott A. Haire
Scott A. Haire, Chief Executive Officer

DISCLOSURE SCHEDULE

TO

ASSET PURCHASE AGREEMENT

Pursuant to the Asset Purchase Agreement, dated as of July 30, 2010 (the “Agreement”), by and among MOS Acquisition, LLC, a Florida limited liability company (“Purchaser”), Medical Office Software, Inc., a Florida corporation (“Seller”), and VHGI Holdings, Inc., a Delaware corporation (“Shareholder”), this Disclosure Schedule is being delivered by Seller and Shareholder to Purchaser. All terms used herein with initial capital letters have the same meanings assigned to them in the Agreement, unless otherwise defined.

The representations and warranties of Seller and Shareholder set forth in Article 3 of the Agreement are made and given subject to the disclosures in this Disclosure Schedule. This Disclosure Schedule should be read in their entirety.

In addition, this Disclosure Schedule is subject to the following terms and conditions:

•	All references to Section numbers are to Sections of the Agreement, unless otherwise stated.

•
The fact that any item of information is disclosed in any Section of this Disclosure Schedule may not be construed (i) to mean that such disclosure is required by the Agreement, including without limitation in order to render any representation or warranty true or correct, or (ii) to constitute a representation or warranty as to the materiality of any item so disclosed.

•
The following information may not be construed as expanding or modifying the Company’s representations and warranties in the Agreement or modifying the levels of materiality contained in the Sections of the Agreement corresponding to such Sections of this Disclosure Schedule.

•
Information disclosed by the Company pursuant to any Section of the Agreement or this Disclosure Schedule will be deemed to be incorporated in and disclosed with respect to all Sections of the Agreement and this Disclosure Schedule to the extent the Agreement requires such disclosure; provided that the relevance of such matters to other Sections in this Disclosure Schedule is reasonably apparent on the face hereof.

•
The headings and descriptions of representations, warranties, and covenants herein are for descriptive purposes and convenience of reference only and should not be deemed to affect such representations, warranties, or covenants or to limit the exceptions made hereby or the provisions hereof.

Section 1.1(a)

Software:

1. MOS

2. MARS (MOS Advanced Reporting System)

3. MADM

4. AHCA wizard

5. Claims Auto File Upload

6. ParseHCFA

Other Intellectual Property:

The Seller owns or possesses the legal rights to the following Internet domain names:

Domain Name	WhoIS Information/Registrant	Expiration Date	Registrar

mosonline.com	Medical Office Software Inc. Eddyd@mosonline.com	03/07/2011	DomainPeople

medicalofficesoftware.com	Medical Office Software Inc. Eddyd@mosonline.com	03/07/2011	DomainPeople

Section 1.2

Toshiba Business Solutions Customer Agreement with Seller (Invoice 68054) , dated October 4, 2006, and the equipment therein identified.

Toshiba Business Solutions Maintenance Agreement with Seller Invoice 68054), dated October 4, 2006.

Section 1.3

Vendor	Invoice/CM #	0 - 30	31 - 60	61 - 90	Over 90 days	Amount Due	Date
Agastha Inc	Lustgarten1209				4,500.00	4,500.00	12/23/09
Agastha Inc	Clarksville1209				13,000.00	13,000.00	12/30/09
Agastha Inc	Escobar1209				2,999.50	2,999.50	12/30/09
Agastha Inc	MishkinD1209				3,000.00	3,000.00	12/30/09
Agastha Inc	Giachino				5,499.50	5,499.50	2/26/10
Agastha Inc	Northside			5,499.50		5,499.50	4/12/10
Agastha Inc	English			5,749.50		5,749.50	4/15/10
Agastha Inc	April10Support			400.00		400.00	4/30/10
Agastha Inc	Jan-Feb Software			900.00		900.00	4/30/10
Agastha Inc	MAY2010		400.00			400.00	5/29/10
Agastha Inc	Edel&Bust060710	7,999.50				7,999.50	6/7/10
Agastha Inc	Edelstein-Bust10	7,999.50				7,999.50	6/10/10
Agastha Inc	SupportJune10	650.00				650.00	6/29/10

Agastha Inc		16,649.00	400.00	12,549.00	28,999.00	58,597.00

Note:  Agastha was paid-down to $53,147.00 in July 2010.  Any invoices from Agastha from July 2010 are the responsibility of Purchaser.

Ingram Micro, Inc.	70-42924-11	513.23	513.23	6/10/10
Ingram Micro, Inc.	70-42942-11	513.65	513.65	6/10/10
Ingram Micro, Inc.	70-42957-11	223.64	223.64	6/10/10
Ingram Micro, Inc.	70-49306-11	1,299.64	1,299.64	6/16/10
Ingram Micro, Inc.	70-49306-21	2,063.10	2,063.10	6/16/10
Ingram Micro, Inc.	70-49306-31	1,485.75	1,485.75	6/21/10
Ingram Micro, Inc.	70-58141-11	1,007.19	1,007.19	6/23/10

Ingram Micro, Inc.		7,106.20	7,106.20

Note:  Ingram Micro, Inc. was paid-down to $1,334.20 in July 2010.  Any orders placed with Ingram Micro, Inc. in July 2010 are the responsibility of Purchaser.

Section 3.1

The Seller is a Florida corporation and is not listed as a foreign corporation in any other jurisdiction. The Seller operates its business solely in the State of Florida.

Section 3.4

Purchaser hereby waives all requirements to obtain any of the below consents as Purchaser will obtain new contracts.

Consents Needed:

1. Business Associate Agreement entered into and effective April 14, 2003 by and between Seller and ClaimLogic, LLC. Prior written consent is required before assignment.

2. PhoneTree Dealer Agreement dated March 3, 2010 between Personal Communications Systems, Inc and Seller. Prior written consent is required before assignment.

3. Partner Network Agreement and Trademark Licensing Addendum from Lenovo. Lenovo may terminate the agreement by written notice upon Seller’s assignment, transfer or attempt to assign or transfer the Addendum or License, in whole or in part.

Notification Only:

1.  U.S. Partner Agreement from Hewlett-Packard Company.  In the case of ownership change, Seller needs to notify HP within five (5) days prior to intended date of change, or on the earliest date Seller is legally permitted to provide such information, but not later than five (5) days after the change has occurred. No consent needed – only notification.

Section 3.8

Personal Property:

Servers	Qty	Computers Equipment	Qty	General Equipment	Qty
ML150-g2	1	DC-5100 CL	1	Time Clock	1
ML150-G3	1	DX2200 MK-KB-ED	3
ML110	1	D220-HW	1
		D330-SW Office	1
		DC5000m-AT	1
		Laptop-KB	1
Loaner Server		D530	1
ML330	1	Wireless AP	1
		Netscreen Firewall	1
		E-mail Firewall	1
OLD NOT USED	6	UPS (Battery Backup)	11
		Monitor	13
		Scanner	1
		Extra Loaner
		DX2000	1
		DC5000	1
		Lenovo Laptop	2
		HP Sales Laptop	1
		Netbook	1
Copiers	Qty	Fax	Qty	Furniture	Qty
Toshbia 250	1	Cannon-Old	1	Filing Cabinets	6
				Chairs	13
				Desks	5
				Hutch	1
				Bookshelf	8
				Tables	1
				Book/Hutch-KB	1
				Cabinet	2
				Plastic Shelf	3
Telephone	Qty	Cell Phone	Qty	Printers	Qty
Handset	10	BlackBerry (Sprint)	1	1000-MK	1
Phone system owned by WCI		Samsung (Sprint)	2	P2015dn-Main	1
		Nokia (ATT)	2	1320tn-Acct	1
		Motorolla (ATT)	1
Misc	Qty
Motion Tablet	1
WhiteBoards	4
Docket Scanner	3
SCSI Card (old)	5
Internal Tape Drive	3

Leases:

4. The equipment described in the Customer Agreement between the Seller and Toshiba Business Solutions, dated October 4, 2006. The lease expires October 2011.

Section 3.9(a)

(i) The following is a list of all software that is Owned Intellectual Property:

     a. MOS

     b. MARS (MOS Advanced Reporting System)

     c. MADM

     d. AHCA wizard

     e. Claims Auto File Upload

     f. ParseHCFA

(ii) See Section 1.1(a) for a list of all domain names owned or used by Seller which are Licensed Intellectual Property.

(iii) The following is a list of all telephone phone and facsimile numbers which are all Licensed Intellectual Property:

     g. 1-800-486-1667

     h. 954-315-9100

     i. 954-315-9200 (fax)

     j. 305-586-3224 (Medical Office Software - AT&T Cellular Phone Number)

Section 3.9(c)(vi)

1.  See Section 3.4 for a list of all consents.

Section 3.9(d)

Customer Contracts:

Name	Quote Date	Total Amount
Wiltz Hector, MD	2/8/2009	$38,766.76
Dr. Rosalind Bardisa	2/18/2009	$10,117,88
Kendall Eye Institute	3/30/2009	$3,210.00
Diane Walder, MD	3/16/2009	$17,534.70
Neurology Group of S. Florida	3/25/2009	$24,426.82
Frederic L. Bushkin	8/17/2009	$4,980,94
Treasure Coast Hospitalist	9/16/2009	$11,152.88
Michael Lustgarten, MD	9/22/2009	$13,697.94
Juan M Escobar, MD	10/21/2009	$9,560.75
Clarksville Limb and Brace	11/9/2009	$24,998.00
David Mishkin, DO, PA	12/21/2009	$9,536.76
Northside Medical Assoc	2/9/2010	$13,433.20
Scott R. English	2/12/2010	$15,309.76
Juan Carlos Glachino, MD	2/25/2010	$15,231.78
Edelstein & Bustamante, MD	4/28/2010	$14,143.76

Distribution Agreements:

5. Agreement between Seller and Agastha, Inc. dated February 27, 2009.

6. U.S. Partner Agreement from Hewlett-Packard Company

7. Partner Network Agreement and Trademark Licensing Addendum from Lenovo.

8. PhoneTree Dealer Agreement dated March 3, 2010 between Personal Communications Systems, Inc and Seller.

9. Preferred Business Associate Agreement between ClaimLogic, LLC and Seller dated April 134, 2003.

10. Transaction Standard Trading Partner Addendum entered into on April 14, 2003 between Seller and ClaimLogic, LLC.

11. Business Associate Agreement entered into and effective April 14, 2003 by and between Seller and ClaimLogic, LLC.

Section 3.15

Employees:

Employee Name	Date of Hire	2009 Salary	2009 Commission	Car Allowance	2009 Total	Jan- May 2010
Barnes, Ken	9/29/2003	$150,000	$6,898.17	$6,000	$162,898.17	$68.832.10
Bowman, Kim	9/3/2008	$40,000	$3,000	$6,000	$49,000	$28,923.06
Dishueme, Eddy	12/17/2001	$70,000	0	0	$70,000	$29,615.41
Korner, Michael	11/20/2006	$41,000	0	0	$41,000	$17,346.12
Longstreet, Carolyn	2/9/2004	$60,000	$11,149		$71,149.70	$28,884.59
Arus Threepersons	4/2/2009	$33,280.00	0	0	$33,280.00	$14,130.00

Independent Contractor
Polack, Michael	N/A	$40,769.76	0	0	$40,769.76	$18,000.00

Section 3.16

12. AT&T Wireless Service Agreement for Tim Reed, Account Number 823565040.

13. AT&T Wireless Service Agreement for Medical Office Software, Account Number 823565040.

14. AT&T Wireless Service Agreement for Tracy Kollmer, Account Number 823565040.

15. Annual Quote Agreement between LogMeIn, Inc. and Medical Office Software dated October 2, 2009, expires October 2, 2010.

16. Annual Quote Agreement between LogMeIn, Inc. and Medical Office Software dated October 2, 2009, expires October 5, 2010.

17. Agreement between Seller and Agastha, Inc. dated February 27, 2009.

18. U.S. Partner Agreement from Hewlett-Packard Company April, 2010.

19. Partner Network Agreement from Lenovo.

20. PhoneTree Dealer Agreement dated March 3, 2010 between Personal Communications Systems, Inc and Seller.

21. Preferred Business Associate Agreement between ClaimLogic, LLC and Seller.

22. Transaction Standard Trading Partner Addendum entered into on April 14, 2003 between Seller and ClaimLogic, LLC.

23. Business Associate Agreement entered into and effective April 14, 2003 by and between Seller and ClaimLogic, LLC.

24. Customer Service Agreement made by and between US LEC of Florida Inc. and Seller executed on September 27, 2006.

25. See list of Customer Contracts and Distribution Agreements set forth in Section 3.9(d) of this Disclosure Schedule.

15.  See list of customers of Seller for the period January 1, 2010, through June 30, 2010 set forth in Section 3.16(d) of this Disclosure Schedule.  It being noted that most if not all such contracts are oral agreements, may be terminated by customer at any time, and such list is only accurate through June of 2010.

Section 3.16(d)

See Attached [To be Printed out and Attached]

Section 3.19

BlueCross/Blue Shield medical part of a group with the payroll service

Section 3.20

Only Worker’s Compensation with payroll service.